    As Filed With The Securities And Exchange Commission on November 5, 1996

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

               -------------------------------------------------

                           HERITAGE MEDIA CORPORATION

               (Exact name of issuer as specified in its charter)

                Delaware                          42-1299303
        (State of incorporation)      (I.R.S. employer identification no.)

          One Galleria Tower
     13355 Noel Road, Suite 1500                    75240
            Dallas, Texas                         (Zip code)
(Address of principal executive office)

               -------------------------------------------------

             1996 Stock Option Plan for Heritage Media Corporation
                           (Full title of the plan)


            James P. Lehr                       Bruce H. Hallett
Senior Vice President--Chief Accounting     Crouch & Hallett, L.L.P.
     and Administration Officer              717 N. Harwood Street
     Heritage Media Corporation                    Suite 1400
         One Galleria Tower                   Dallas, Texas  75201
    13355 Noel Road, Suite 1500                  (214) 953-0053
        Dallas, Texas  75240
          (972) 702-7380

         (Names, addresses and telephone numbers, including area codes, of agents for service)

               -------------------------------------------------

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS:
Sales ot the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

               -------------------------------------------------

                       CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum     Proposed Maximum
Title of Securities     Amount to be         Offering             Aggregate            Amount of
 to be Registered        Registered      Price Per Share       Offering Price      Registration Fee*
-------------------     ------------     ----------------     ----------------     -----------------
Common Stock,
$0.01 par value        3,000,000 Shs.         $15.25             $45,750,000           $15,775.87
----------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the average high and low prices of the registrant's Common Stock on November 1, 1996, as reported on the New York Stock Exchange.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed (I) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     (I) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or -C- under the Securities Act of 1933 (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (I) above.

     (iii) The description of the registrant's Common Stock which is contained in a registration statement on Form 8-A filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The registrant's Certificate of Incorporation eliminates to the fullest extent permissible under the General Corporation Law of Delaware the liability of directors to the Company and the stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law limits the ability of a corporation to indemnify a director or officer under certain circumstances, including (a) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (b) in connection with payment of any illegal dividend or illegal stock repurchase.

     Article VI of the registrant's Bylaws requires the registrant to indemnity its officers and directors for expenses incurred in connection with any threatened, pending, or contemplated action, suit, or proceeding (other than an action brought by the registrant); provided, however, a director or officer may not be indemnified for any claim based on such individual's (I) gaining any improper personal benefit; (ii) knowingly fraudulent, deliberately dishonest or willful misconduct; (iii) acting other than in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant; or (iv) having no reasonable cause to believe his/her conduct was unlawful in the case of a criminal action or proceeding. The registrant is also required to indemnify an officer or director for expenses incurred in connection with defending an action brought by the registrant if the individual acted in good faith and in a manner he reasonably believed was not opposed to the registrant's best interests, except no indemnification may be made with respect to a claim, issue or matter as to which such director or officer is found liable to the registrant, unless the court in which such action or suit was brought determines that such person is entitled to indemnification.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

          4(a) 1996 Stock Option Plan and related form of stock option agreement
               (filed herewith).

          5    Opinion of Crouch & Hallett, L.L.P. (filed herewith).

         23(a) Consent of KPMG Peat Marwick LLP (filed herewith)

         23(b) Consent of Crouch & Hallett, L.L.P. (included as part of
               Exhibit 5).


ITEM 9.  UNDERTAKINGS.

         (1)  The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 31st day of October, 1996.

                                        HERITAGE MEDIA CORPORATION


                                        By  /s/ James P. Lehr
                                            --------------------------------
                                            James P. Lehr, Senior Vice
                                            President--Chief Accounting and
                                            Administration Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on October 31, 1996.



Signature                                 Title
---------                                 -----


/s/ James M. Hoak                         Chairman of the Board
----------------------                    and Director
James M. Hoak


/s/ David N. Walthall                     President and Director
----------------------                    (Principal Executive Officer)
David N. Walthall


/s/ Douglas N. Woodrum                    Executive Vice President - Chief
----------------------                    Financial Officer (Principal
Douglas N. Woodrum                        Financial Officer)


/s/ James P. Lehr                         Senior Vice President--Chief
----------------------                    Accounting and Administration
James P. Lehr                             Officer (Principal Accounting Officer)


/s/ H. Berry Cash                         Director
----------------------
H. Berry Cash

/s/ James S. Cownie                       Director
----------------------
James S. Cownie


                                          Director
----------------------
Joseph M. Grant


/s/ Clark A. Johnson                      Director
----------------------
Clark A. Johnson


/s/ Alan R. Kahn                          Director
----------------------
Alan R. Kahn

                              INDEX TO EXHIBITS


          4(a) 1996 Stock Option Plan and related form of stock option agreement (filed herewith).

          5    Opinion of Crouch & Hallett, L.L.P. (filed herewith).

         23(a) Consent of KPMG Peat Marwick LLP (filed herewith)

         23(b) Consent of Crouch & Hallett, L.L.P. (included as part of
               Exhibit 5).


                                     E-1